N-CSR Item 10 - Exhibits: Certifications EX-99.906CERT

                          SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of BBH Fund, Inc. on behalf of BBH Inflation-Indexed Securities Fund, BBH Broad Market Fixed Income Fund, BBH High Yield Fixed Income Fund, BBH Tax-Efficient Equity Fund, BBH International Equity Fund, BBH European Equity Fund and BBH Pacific Basin Equity Fund ("registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended 4/30/03 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: June 30, 2003



____________________________________________
Charles O. Izard
Title: President, Principal Executive Officer



Dated: June 30, 2003



____________________________________________
Michael D. Martins
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.